EXHIBIT 10.1









                          AGREEMENT AND PLAN OF MERGER



                                 BY AND BETWEEN



                              CRAFTCLICK.COM, INC.
                            (a Delaware corporation)

                                       and

                                 MOBILEPRO CORP.
                            (a Delaware corporation)


















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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of June 1, 2001, by and between CraftClick.Com, Inc., a Delaware corporation ("CraftClick"), and Mobilepro Corp., a Delaware corporation ("Mobilepro").


                              W I T N E S S E T H:

         WHEREAS, CraftClick desires to acquire Mobilepro, and Mobilepro desires to be acquired by CraftClick, through the merger of Mobilepro with and into CraftClick pursuant to the terms hereinafter set forth (the "Merger") with CraftClick being the surviving corporation; and

         WHEREAS, CraftClick and Mobilepro each intend, for Federal income tax purposes, that the Merger contemplated thereby constitutes a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Board of Directors of CraftClick deems it advisable and in the best interest of CraftClick that Mobilepro be merged with and into CraftClick upon the terms and conditions hereinafter specified; and

         WHEREAS, the Board of Directors of Mobilepro deems it advisable and in the best interest of Mobilepro that Mobilepro be merged with and into CraftClick upon the terms and conditions hereinafter specified; and

         WHEREAS, CraftClick has an authorized capital stock consisting of 50,000,000 shares of common stock, $.001 par value per share (the "CraftClick Common Stock"), of which 557,196 shares are currently issued and outstanding, 5,000,000 shares of preferred stock, $.001 par value per share (the "CraftClick Preferred Stock"), of which no shares are currently issued or outstanding, and 35,425 shares of Series A Preferred Stock, $.001 par value, of which 35,378 are issued and outstanding; and

         WHEREAS, Mobilepro has an authorized capital stock consisting of 14,000,000 shares of common stock, $.001 par value per share (the "Mobilepro Common Stock"), of which shares 14,000,000 are currently issued and outstanding; and 10,000,000 shares of Preferred Stock, $001 par value per share (the "Mobilepro Preferred Stock"), of which no shares are currently issued or outstanding; and

         WHEREAS, Mobilepro has no outstanding common stock purchase warrants and options entitling the holders thereof to purchase any shares of Mobilepro Common Stock; and

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         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                    ADOPTION OF AGREEMENT AND PLAN OF MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2 herein), in accordance with this Agreement and the relevant provisions of the Delaware General Corporation Law ("DGCL"), Mobilepro shall be merged with and into CraftClick. CraftClick shall be the Surviving Corporation to the Merger (the "Surviving Corporation"), and CraftClick shall continue, and be deemed to continue, for all purposes after the Merger. The existence of Mobilepro shall cease at the Effective Time as a consequence of the Merger.

         1.2 Effective Date of the Merger. This Agreement shall be submitted to the stockholders of Mobilepro as provided in Section 5.4 hereof, for approval as soon as practicable after the execution of this Agreement. Subject to the terms and conditions hereof, including, without limitation, CraftClick's and Mobilepro's right to terminate this Agreement without liability in accordance with Article IX hereof, as soon as practicable after the authorization, approval and adoption of this Agreement by the affirmative vote of the holders of not less than a majority of the outstanding shares of Mobilepro Common Stock pursuant to Section 252 of the DGCL, a copy of the Certificate of Merger substantially in the form annexed hereto as Exhibit A (the "Certificate of Merger"), shall be executed in accordance with Section 252 of the DGCL and delivered to the Secretary of State of the State of Delaware (the time of such filings being the "Effective Time" and the date of such filings being the "Effective Date").

         1.3 Surviving Corporation. Following the Merger, CraftClick shall continue to exist under, and be governed by, the laws of the State of Delaware, and the Certificate of Incorporation and the By-Laws of CraftClick will be the constituent documents of the Surviving Corporation.

         1.4 Directors and Officers. The director and officers of the Surviving Corporation immediately following the Merger shall be as follows:

Name                             Positions
---------------                  -----------------------------------
Scott R. Smith                   President, Chief Executive Officer and
                                   Chairman
Howard Geisler                   Director

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Such directors and officers shall continue to hold office until the next annual meetings of the stockholders and directors of the Surviving Corporation or until their successors shall have been duly elected and shall have qualified.

         1.5 Plan of Merger. The method of effecting the Merger and the basis for exchanging and converting (i) the outstanding Mobilepro Common Stock into shares of Common Stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), and (ii) the outstanding Mobilepro Warrants and Options into warrants to purchase shares of Surviving Corporation Common Stock and options to purchase shares of Surviving Corporation Common Stock, as the case may be, shall be as follows:

             (a) Each issued and outstanding share of Mobilepro Common Stock shall, at the Effective Time, by virtue of the Merger and without further action, be deemed canceled and cease to exist and, upon presentation for surrender of a certificate representing such share by each stockholder of Mobilepro participating in the Merger (collectively, the "Participating Stockholders"), shall be converted into 0.62500 share of Surviving Corporation Common Stock, all of which will be deemed "restricted stock" as that term is defined in the regulations of the Securities and Exchange Commission, promulgated under the Securities Act of 1933, as amended.

             (b) (i) Notwithstanding Section 1.5(a) above shares of Mobilepro Common Stock which are held by a stockholder of Mobilepro who has properly preserved and perfected dissenters' rights with respect to such shares ("Dissenting Stockholder") pursuant to Section 262 of the Delaware General Corporate Law (the "DGCL") shall not be converted into the right to receive shares of Surviving Corporation Common Stock pursuant to Section 1.5(a)(i) hereof, and instead shall be treated in accordance with those provisions of the DGCL unless and until the right of such Dissenting Stockholder under Section 262 of the DGCL to payment for his shares shall cease.

                 (ii) If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) such Dissenting Stockholder's right to payment for any of such Dissenting Stockholder's shares under Section 262 of the DGCL, such Dissenting Stockholder's shares shall automatically be converted into the right to receive shares of Surviving Corporation Common Stock in accordance with Section 1.5(a)(i) hereto.

                 (iii) Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of the fair value of any such Dissenting Stockholder's shares shall receive payment therefor from the Surviving Corporation pursuant to Section 262 of the DGCL.

         1.6 Exchange and Conversion of Shares of Mobilepro Common Stock. The manner of exchanging and converting shares of Mobilepro Common Stock into shares

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of Surviving Corporation Common Stock in accordance with Section 1.5 above, shall be as follows:

             (a) From and after the Effective Time, InterWest Transfer Co., Inc. (the "Exchange Agent") shall act as exchange agent in effecting the exchange of certificates representing shares of Mobilepro Common Stock pursuant to Section 1.5(a) hereof. As soon as practicable after the Effective Time, and after surrender to the Exchange Agent by each Participating Stockholder of certificates which prior to the Effective Time represented shares of Mobilepro Common Stock, the Surviving Corporation shall cause to be distributed to such Participating Stockholder in whose name such common stock certificates shall have been registered, or in accordance with the written instructions transmitted to the Exchange Agent by the Participating Stockholder, certificates representing shares of Surviving Corporation Common Stock, all in accordance with the provisions of Section 1.5(a) hereof. Upon the surrender by Participating Stockholders of each certificate representing shares of Mobilepro Common Stock, and the issuance and delivery by the Exchange Agent of certificates representing shares of Surviving Corporation Common Stock, the certificates which prior to the Effective Time represented outstanding shares of Mobilepro Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each such certificate representing shares of Mobilepro Common Stock shall be deemed for all purposes to evidence only a right to receive shares of Surviving Corporation Common Stock, and the holders of such certificates shall no longer be deemed, for any purpose, to be stockholders in Mobilepro.

             (b) Immediately prior to the Effective Time, the Surviving Corporation shall provide the Exchange Agent with certificates representing the number of shares of Surviving Corporation Common Stock as the Surviving Corporation may be required to issue in accordance with Section 1.5(a) hereof.

                                   ARTICLE II

                                    CLOSING

         2.1 Closing Date. The closing of the Merger (the "Closing") and the other transactions contemplated by this Agreement (the "Related Transactions") shall take place at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016 10:00 a.m., New York Time, on June 4, 2001, or such other date, time and place as the parties hereto may agree upon (the "Closing Date").

         2.2 Execution of Formal Merger Documents. On the Closing Date, Mobilepro and CraftClick shall execute the Certificate of Merger as provided by the DGCL. The Certificate of Merger shall be transmitted by the parties to the appropriate office for filing and/or recording on the Closing Date, in order that the Merger contemplated by this Agreement shall become effective at 5:00 p.m., New York Time, on the Closing Date.

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                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MOBILEPRO

         In order to induce CraftClick to enter into this Agreement and to consummate the transactions, including the Merger, contemplated hereby, Mobilepro represents and warrants to CraftClick the following representations and warranties

         3.1 Due Incorporation. Mobilepro is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Mobilepro is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Mobilepro Material Adverse Effect (as defined in Section 3.6 hereof). Mobilepro has no direct or indirect subsidiaries or affiliates, either wholly or partially owned, and Mobilepro does not hold any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity (a "Person") or own any security issued by any Person. True, correct and complete copies of the current Certificate of Incorporation and By-laws, as amended, and minutes of meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) and stockholders of Mobilepro since inception have been, or prior to the Closing Date will have been, delivered to CraftClick.

         3.2 Due Authorization. Mobilepro has full power and authority to enter into this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Mobilepro of this Agreement and has been, or, in the case of the Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of Mobilepro, and, subject to obtaining the necessary approval of the Merger by the stockholders of Mobilepro, no other actions or proceedings on the part of Mobilepro are necessary to authorize this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. Mobilepro has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Certificate of Merger. Subject to obtaining the necessary approval of the stockholders of Mobilepro and the consents set forth on Schedule 3.3, this Agreement constitutes the legal, valid and binding obligation of Mobilepro, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         3.3 Consents and Approvals; Non-Contravention.

             (a) Except as set forth on Schedule 3.3, approval of the stockholders of Mobilepro, and for the filing of the Certificate of Merger with the appropriate authorities pursuant to the DGCL, no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Mobilepro of this Agreement and the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by the Surviving Corporation following the Effective Time of the business currently conducted by Mobilepro. "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             (b) Except as set forth on Schedule 3.3 and except as would not result in a Mobilepro Material Adverse Effect, the execution, delivery and performance by Mobilepro of this Agreement and the Certificate of Merger do not and will not (A) violate any Law ("Law" meaning any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority); (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance (collectively, a "Lien") upon any of the assets or properties of Mobilepro under any contract to which Mobilepro is a party or by which Mobilepro or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of Mobilepro or indebtedness secured by Mobilepro' assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Mobilepro.

             (c) Mobilepro has obtained and is in compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (collectively, the "Permits") that are required for the complete operation of the business of Mobilepro as currently operated, except for any Permits the absence of which would not result in a Mobilepro Material Adverse Effect. All of the Permits are currently valid and in full force and, to Mobilepro' knowledge, no revocation, cancellation or withdrawal thereof has been threatened. Mobilepro has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on Schedule 3.3, to Mobilepro' knowledge, the Permits, in their current state, will allow Mobilepro to continue to operate its business following the Effective Time in substantially the same manner as Mobilepro' business is currently operated and as currently contemplated.


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         3.4 Capitalization

             (a) The authorized capital stock of Mobilepro consists of 14,000,000 shares of Mobilepro Common Stock and 10,000,000 shares of preferred stock. On the date hereof, there are issued and outstanding 14,000,000 shares of Mobilepro Common Stock. All of the issued and outstanding shares of Mobilepro Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

             (b) Except as set forth on Schedule 3.4, there are no shares of Mobilepro Common Stock or other equity securities (whether or not such securities have voting rights) of Mobilepro issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating Mobilepro to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Mobilepro. Except as set forth on
Schedule 3.4, there are no outstanding contractual obligations of Mobilepro which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Mobilepro.

         3.5 Financial Statements; Undisclosed Liabilities; Other Documents. For purposes of this Agreement, "Mobilepro Financial Statements" shall mean the unaudited financial statements of Mobilepro as of December 31, 1999 and December 31, 2000, (including all notes thereto) which have been previously delivered to CraftClick, consisting of the balance sheets at such dates and the related statements of income and cash flow for the twelve month period ended December 31, 1999 and the twelve-month period ended December 31, 2000. The Mobilepro Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the financial position, assets and liabilities of Mobilepro as at the dates thereof and the revenues, expenses, results of operations and cash flows of Mobilepro for the periods covered then ended (subject, in the case of any unaudited Mobilepro Financial Statements, to normal year-end audit adjustments consistent with past practice and the absence of notes). The Mobilepro Financial Statements are in accordance with the books and records of Mobilepro, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Mobilepro Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of Mobilepro as of the date thereof. The Mobilepro Financial Statements may be audited in a timely fashion to meet the reporting obligations of CraftClick on a timely basis.

         3.6 No Adverse Effects or Changes. Except as listed on Schedule 3.6, or as disclosed in or reflected in the Mobilepro Financial Statements, or as contemplated by this Agreement, since December 31, 2000, Mobilepro has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any Mobilepro Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any

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of its assets or properties (whether or not covered by insurance), or (iv)
increased the compensation of any executive officer of Mobilepro. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and costs of investigation and litigation). For purposes of this Agreement, "Mobilepro Material Adverse Effect" shall mean any effect on the then business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or business prospects of Mobilepro which is materially adverse to Mobilepro.

         3.7 Title to Properties. Except as disclosed on Schedule 3.7, Mobilepro
(i) has good and marketable title to, and is the lawful owner of, all of the material tangible and intangible assets, properties, including real property, and rights reflected as being owned by Mobilepro in the Mobilepro Financial Statements (other than assets disposed of in the ordinary course of business since the date of the Mobilepro Financial Statements), and (ii) at the Effective Time, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties, including real property, and rights, in any case free and clear of any Lien, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Mobilepro.

         3.8 Liabilities. Except to the extent reflected or reserved against on the balance sheets of Mobilepro constituting a part of the Mobilepro Financial Statements, Mobilepro has no debts, liabilities or obligations of any nature other than as set forth on Schedule 3.8.

         3.9 Intellectual Property.

             (a) Schedule 3.9 is a true and complete list of all of the United States and foreign material patents, patents pending, patent applications, trademarks, trade names, service marks and rights (collectively, the "Intellectual Property") used by Mobilepro in the conduct of its business. Except as disclosed on Schedule 3.9:

                 (i) all of the Intellectual Property is either owned or licensed by Mobilepro;

                 (ii) none of the Intellectual Property is the subject of any pending or, to the knowledge of Mobilepro, threatened, litigation or claim of infringement;

                 (iii) no license to which Mobilepro is a party is the subject of a breach or default by Mobilepro or, to Mobilepro' knowledge, any other party thereto, or the subject of any notice of termination given or threatened in writing;

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                 (iv) the products and services provided by Mobilepro do not, to
Mobilepro's knowledge, infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and Mobilepro has not received any notice contesting its right to use any Intellectual Property; and

                 (v) Mobilepro possesses adequate rights as the owner or the licensee in and to all Intellectual Property necessary to conduct its business as presently conducted.

             (b) Mobilepro has no knowledge which, directly or indirectly, indicates an infirmity in any claim of the material United States and foreign patents, and patent applications (collectively "Mobilepro Patents") or any basis for invalidity or unenforceability of any claim of the Mobilepro Patents.

             (c) Mobilepro has no knowledge which, directly or indirectly, indicates that the licensor in each license agreement under which Mobilepro has been granted rights does not own the entire unencumbered right, title and interest in and to the Intellectual Property which is the subject of the license.

         3.10 Contracts. "Contract" shall mean any material contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement. Schedule 3.10 lists all the material Contracts and arrangements of the following types to which Mobilepro is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to:

             (a) any collective bargaining agreement;

             (b) any Contract or arrangement of any kind with any employee, consultant, medical advisor, officer or director of Mobilepro;

             (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

             (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $25,000;

             (e) any Contract or arrangement pursuant to which Mobilepro has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

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             (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

             (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

             (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of Mobilepro;

             (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Mobilepro, or Mobilepro is granted the authority to act for or on behalf of any Person;

             (j) any Contract relating to any corporate acquisition or disposition by Mobilepro, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five years prior to the date of this Agreement; and

             (k) any Contract not specified above that is material to Mobilepro.

         Mobilepro has made available to CraftClick true and complete copies of each document listed on Schedule 3.10, and a written description of each oral arrangement so listed. Except as disclosed on Schedule 3.10, the cancellation of any such Contracts at any time by the other party, would not have a Mobilepro Material Adverse Effect.

         3.11 Insurance. Schedule 3.11 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by Mobilepro, and Mobilepro has heretofore delivered to CraftClick a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 3.11, Mobilepro has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Mobilepro.

         3.12 Employee Benefit Plans. Neither Mobilepro nor any other member of the Controlled Group (as hereinafter defined) (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to: any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or

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deferred compensation plan, incentive compensation plan, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement. For purposes of this Agreement, the term "Controlled Group" shall refer to Mobilepro and each other corporation or other entity under common control with Mobilepro (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code) at any time during the 60-month period ending on the Closing Date.

         3.13 Employees; Labor Matters.

             (a) Mobilepro has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. In the opinion of management, the relationship of Mobilepro with its employees is good and there is, and during the past two years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to Mobilepro' knowledge, threatened against or involving Mobilepro. None of the employees of Mobilepro is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past two years has been made, to organize any employees of Mobilepro to form or enter a labor union or similar organization.

             (b) Except as disclosed on balance sheets of Mobilepro forming a part of the Financial Statements or on Schedule 3.13, Mobilepro has no material liability for any vacation time, vacation pay, retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to the date of each such balance sheet.

         3.14 Tax Matters.

             (a) "Taxes", as used in this Agreement, means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

             (b) Mobilepro has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to

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the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the execution of this Agreement, will be) true, complete and correct and filed on a timely basis, or extended as permitted by law.

             (c) Mobilepro has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

             (d) There are no material liens for Taxes upon the assets of Mobilepro except liens for Taxes not yet due.

             (e) Mobilepro has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

             (f) Except as disclosed on Schedule 3.14, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Mobilepro.

             (g) Except as disclosed on Schedule 3.14, Mobilepro has not received any Tax Rulings (as defined below) or entered into any Closing Agreements (as defined below) with any taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

             (h) Schedule 3.14 contains a list of states, territories and jurisdictions (whether foreign or domestic) to which any Taxes are properly payable by Mobilepro.

         3.15 Environmental Regulations. Mobilepro is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act ("OSHA")) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Mobilepro and, to the knowledge of Mobilepro, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

         3.16 Litigation.

             (a) Except as disclosed in Schedule 3.16, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Mobilepro' knowledge, threatened against Mobilepro or any of Mobilepro' officers or directors in their capacity as such, or any of their respective properties or businesses, and Mobilepro is not aware of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Except as set forth on Schedule 3.16, all of the proceedings pending against Mobilepro are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on Schedule 3.16, Mobilepro is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Mobilepro has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Mobilepro has any continuing obligation.

             (b) There are no claims, actions, suits, proceedings, or investigations pending or, to Mobilepro' knowledge, threatened in writing by or against Mobilepro with respect to this Agreement or the Certificate of Merger, or in connection with the transactions contemplated hereby or thereby, and Mobilepro has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

         3.17 No Conflict of Interest. Except as disclosed on Schedule 3.17, to Mobilepro' knowledge, no Person has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of Mobilepro, except as a holder of shares of Mobilepro Common Stock.

         3.18 Bank Accounts. Schedule 3.18 sets forth the names and locations of each bank or other financial institution at which Mobilepro has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from Mobilepro and a summary statement thereof.

         3.19 Compliance with Laws. Except as set forth on Schedule 3.19, Mobilepro is not in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which Mobilepro is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which Mobilepro is or was subject within the past two years, except to the extent failure to comply would not have a Mobilepro Material Adverse Effect. The business of Mobilepro is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters, except to the extent failure to comply would not have a Mobilepro Material Adverse Effect).

         3.20 Broker's/Finder's Fees. Mobilepro has not used any broker or finder in connection with the transactions contemplated by this Agreement, and CraftClick has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission payable as a result of any actions taken by Mobilepro with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

         3.21 Board Recommendation. The Board of Directors of Mobilepro, at a special meeting of such Board held on May 31, 2001, approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of Mobilepro approve this Agreement and the Merger.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF CRAFTCLICK

         In order to induce Mobilepro to enter into this Agreement and to consummate the transactions, including the Merger, contemplated hereby, CraftClick represents and warrants to Mobilepro representations and warranties.

         4.1 Due Incorporation. CraftClick is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. CraftClick, in light of its current operations and properties, is not required to qualify as a foreign corporation in any jurisdiction and is not qualified to do business in any jurisdiction other than its jurisdiction of incorporation. True, correct and complete copies of the current Certificate of Incorporation and By-laws, have been, or prior to the Closing Date will have been, delivered to Mobilepro.

         4.2 Due Authorization. CraftClick has full power and authority to enter into this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by CraftClick of this Agreement have been, or, in the case of the Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of CraftClick, and, no other actions or proceedings on the part of CraftClick are necessary to authorize this Agreement and Certificate of Merger and the transactions contemplated hereby and thereby. CraftClick has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Merger and Certificate of Merger. This Agreement constitutes the legal, valid and binding obligation of CraftClick, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Consents and Approvals; Non-Contravention.

             (a) Except as set forth on Schedule 4.3 and for filing the Certificate of Merger with the appropriate authorities pursuant to the DGCL, no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by CraftClick of this Agreement, or the consummation of the transactions contemplated hereby or thereby.

             (b) The execution, delivery and performance by CraftClick of this Agreement and the Certificate of Merger do not and will not (A) violate any Law,
(B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of CraftClick under any contract to which CraftClick is a party or by which CraftClick or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of CraftClick or indebtedness secured by CraftClick's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of CraftClick.

         4.4      Capitalization.

             (a) The authorized capital stock of CraftClick consists of 50,000,000 shares of CraftClick Common Stock and 5,000,000 shares of Preferred Stock and 35,425 shares of Series A Preferred Stock. On the date hereof, there are issued and outstanding 3,557,196 shares of CraftClick Common Stock, 35,378 shares of Series A Preferred Stock and no shares of Preferred Stock. All of the issued and outstanding shares of CraftClick Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

             (b) Except as set forth on Schedule 4.4 or otherwise provided in this Agreement, there are no shares of CraftClick Common Stock or other equity securities (whether or not such securities have voting rights) of CraftClick issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating CraftClick to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of CraftClick. Except as set forth on Schedule 4.4 or otherwise provided in this Agreement, there are no outstanding contractual obligations of CraftClick which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of CraftClick.

         4.5 Broker's/Finder's Fees. CraftClick has not used any broker or finder in connection with the transactions contemplated by this Agreement, and Mobilepro has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's or other commission payable as a result of any actions taken by CraftClick with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

         4.6 SEC Filings. CraftClick has heretofore delivered to Mobilepro its most recent Form 10-KSB for the fiscal year ended March 31, 2000 and all subsequent Form 8-K's, Form 10-QSB's, proxy statements and other documents since March 31, 2000 together with all exhibits thereto, as filed with the SEC (the "SEC Filings"). Nothing has come to the attention of CraftClick that would indicate that the SEC Filings were not timely filed with the SEC and as of their respective filing dates contained any misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.7 Material Events Subsequent to SEC Reports. Schedule 4.7 sets forth a description of material events which are not reflected in the SEC Filings, as of the date of this Agreement.

                                    ARTICLE V

                                    COVENANTS

         5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and the Certificate of Merger and to facilitate the consummation of the transactions contemplated hereby and thereby.

         5.2 Access to Information and Facilities

             (a) From and after the date of this Agreement, Mobilepro shall allow CraftClick and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Mobilepro and shall make the officers and employees of Mobilepro available to CraftClick and its representatives as CraftClick or its representatives shall from time to time reasonably request. CraftClick and its representatives will be furnished with any and all information concerning Mobilepro, which CraftClick or its representatives reasonably request.

             (b) From and after the date of this Agreement, CraftClick shall give Mobilepro and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of CraftClick (and its subsidiaries and affiliates) and shall make the officers and employees of CraftClick (and its subsidiaries and affiliates) available to Mobilepro and its representatives as Mobilepro or its representatives shall from time to time reasonably request. Mobilepro and its representatives will be furnished with any and all information concerning CraftClick, which Mobilepro or its representatives reasonably request.

         5.3 Preservation of Business. Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of Mobilepro and CraftClick (which for the purposes of their covenant includes its subsidiaries and affiliates), as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact the present business organization of Mobilepro and CraftClick, as the case may be, (b) preserve the good will and advantageous relationships of Mobilepro and CraftClick, as the case may be, with employees and other Persons material to the operation of their respective businesses, and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Mobilepro and CraftClick, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Mobilepro and CraftClick, as the case may be, to be breached in any material respect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6 with respect to Mobilepro, prior to the Closing, neither Mobilepro nor CraftClick will, without having obtained the prior written consent of the other:

             (a) incur any obligation or enter into any Contract which either
(x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $40,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000, or (y) has a term of, or requires the performance of any obligations by Mobilepro or CraftClick, as the case may be, over a period in excess of, six months;

             (b) take any action, or enter into or authorize any Contract or transaction other than in the ordinary course of business and consistent with past practice;

             (c) as applicable, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

             (d) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $25,000 other than actions taken consistent with normal past business practices;

             (e) make any changes in its accounting systems, policies, principles or practices;

             (f) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

         (g) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

             (h) make any borrowings, incur any debt (other than trade payables in the ordinary course of business or equipment leases entered into in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person other than a subsidiary, or make any unscheduled payment or repayment of principal in respect of any Short Term Debt or Long Term Debt. "Long Term Debt" shall mean the aggregate original principal amount (less any cash repayments of principal previously made) of, and any and all accrued interest on, all indebtedness with respect to borrowed money and all other obligations (or series of related obligations) to pay money with respect to extensions of credit, including capitalized lease and deferred compensation obligations, except indebtedness or obligations for which all installments are payable within six months from the date of the advancement of funds or extension of credit. The term "Short Term Debt" shall include any amount listed or to be listed as a current liability on financial statements which reflects the current portion or final installments of obligations originally reflected as noncurrent liabilities;

             (i) make any new loans, advances or capital contributions to, or new investments in, any other Person other than to a subsidiary consistent with normal business practices;

             (j) except as contemplated by this Agreement, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing other than actions taken in the ordinary course of business consistent with prior business practices;

             (k) except for capital expenditures contemplated by (xii) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to its operations;

             (l) authorize or make any capital expenditures which individually or in the aggregate are in excess of $10,000 other than planned expenditures for the development, establishment or expansion of clinics and other operations consistent with past business practices;

             (m) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

             (n) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability against it or its directors, officers, employees or agents in an amount more than $25,000; or

             (o) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract other than in accordance with ordinary business practices, or pay any amount not required by Law or by any Contract in an amount more than $25,000.

         5.4 Mobilepro Stockholders' Action

             (a) Mobilepro, promptly following the execution of this Agreement, shall call and hold a special meeting of its stockholders or take action to obtain the written consent of its stockholders (the "Mobilepro Stockholders' Meeting") as promptly as practicable, for the purpose of voting on and approving of the Merger.

         5.5 CraftClick Disclosure.

             (a) As soon as practicable after the execution of this Agreement, CraftClick shall file a Current Report on Form 8-K disclosing this Agreement and the terms of the Merger.

             (b) The information specifically designated as being supplied by Mobilepro for inclusion in the Current Report shall not, at the time of filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

             (c) If, at any time prior to the Effective Date, any event or circumstance relating to Mobilepro or its officers or directors should be discovered by Mobilepro which should be set forth in an amendment to the Current Report, Mobilepro shall promptly inform CraftClick of the same, and CraftClick shall promptly file such amendment to the Current Report.

         5.6 Consents and Approvals.

             (a) Mobilepro shall use its best efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including all such consents and approvals by each party to any of the Contracts referred to on Schedule 3.3. Mobilepro shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Mobilepro pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

             (b) CraftClick shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to all such consents and approvals by each party to any of the Contracts referred to on
Schedule 4.3. CraftClick shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of CraftClick pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

         5.7 No Other Negotiations.

             (a) Until the earlier of the Closing or the termination of this Agreement, neither CraftClick nor Mobilepro and their respective affiliates, subsidiaries, agents or representatives will (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of the respective corporation or any part of the assets or the businesses of the respective corporation, other than as contemplated or authorized hereby. In addition, neither CraftClick nor Mobilepro and their respective affiliates, subsidiaries, agents or representatives will provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business. Each of CraftClick on the one hand and Mobilepro on the other hand will notify the other immediately of any such inquiries or proposals or requests for information.

             (b) Notwithstanding the foregoing subparagraph, (A) in the event that there is an unsolicited proposal to enter into a merger, business combination, purchase of substantially all the assets or similar transaction of or with CraftClick, CraftClick at its discretion, may furnish to and communicate with the party or parties public and non-public information requested by them and such party may negotiate with these parties, if (i) the board of directors of CraftClick determines in good faith, based upon the advice of its financial advisors, that such business combination proposal would, if consummated, result in a transaction that is more favorable to the corporation's stockholders from a financial point of view, than the transaction contemplated by this Agreement, and based on the advice of its outside counsel, that, as a result, such action is necessary for the board of directors to act in a manner consistent with its fiduciary duties under applicable law, and (ii) prior to furnishing such information to or entering into negotiations with such third party, CraftClick,
(x) provides prompt notice to Mobilepro to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement, and (B) CraftClick may comply with Rule 14e-2 promulgated under the

Exchange Act with regard to a tender or exchange offer. CraftClick shall notify Mobilepro and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof, shall keep Mobilepro informed of the status and details of any such inquiry, offer or proposal, and shall give Mobilepro five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

         5.8 Schedules. Mobilepro on the one hand and CraftClick on the other hand have made a good faith effort to provide information for which they are responsible on each schedule to this Agreement and appropriate to the representation and warranty of the related schedule; however, to the extent information is provided on one schedule which should also have been presented on another schedule, disclosure on the one schedule will be deemed disclosure on the other schedules where appropriate.

         5.9 Supplemental Information. From time to time prior to the Closing, Mobilepro, on the one hand, and CraftClick, on the other hand, will promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in Articles III and IV, respectively, hereof.

         5.10 Ancillary Agreements. Each of Mobilepro and CraftClick will execute and deliver at the Closing each of the agreements to which it is a party or take such action as is required to complete the actions specified in Section
8.3 of this Agreement.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF CRAFTCLICK

         The obligations of CraftClick under this Agreement are subject to the satisfaction or waiver by CraftClick of the following conditions precedent on or before the Closing Date:

         6.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of Mobilepro contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

         6.2 Compliance With Agreements and Covenants. Mobilepro shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         6.3 Consents and Approvals. Mobilepro, shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 3.3 hereto.

         6.4 Documents. CraftClick shall have received all of the agreements, documents and items specified in Section 8.1 below and all deliveries pursuant to Section 8.3 shall have been made.

         6.5 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition, business or prospects of Mobilepro since December 31, 2000 ("Mobilepro Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a Mobilepro Material Adverse Effect.

         6.6 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have a Mobilepro Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

         6.7 Approval of Merger. The stockholders of Mobilepro shall have approved this Agreement and the Merger contemplated hereby in accordance with its certificate of incorporation and by-laws and the DGCL.

         6.8 Termination of Mobilepro Stock Incentive Plan and Advisors Incentive Plan. The board of directors of Mobilepro will have taken all necessary action to terminate the Stock Incentive Plan and Advisors Incentive Plan of Mobilepro.

                                   ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF MOBILEPRO

         The obligations of Mobilepro under this Agreement are subject to the satisfaction or waiver by Mobilepro of the following conditions precedent on or before the Closing Date:

         7.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of CraftClick contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

         7.2 Compliance with Agreements and Covenants. CraftClick shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

         7.3 Consents and Approvals. CraftClick shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 4.3 hereto.

         7.4 Documents. Mobilepro shall have received all of the agreements, documents and items specified in Section 8.2 and all deliveries pursuant to
Section 8.3 shall have been made.

         7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII

                              DELIVERIES AT CLOSING

         8.1 Deliveries by Mobilepro. At the Closing, in addition to any other documents or agreements required under this Agreement, Mobilepro shall deliver to CraftClick the following:

             (a) Evidence, in form satisfactory to CraftClick, that all filings, approvals and other matters set forth on Schedule 3.3 have been obtained; and
(b) a certificate, dated the Closing Date, of an officer of Mobilepro, certifying as to the compliance by it with Sections 6.1 and 6.2 hereof;

             (b) A certificate of the secretary (the "Secretary") of Mobilepro certifying resolutions of the Board of Directors and stockholders of Mobilepro approving and authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger;

             (c) The Certificate of Incorporation of Mobilepro, certified by the Secretary of State of Delaware, and the by-laws of Mobilepro, certified by the Secretary of Mobilepro;

             (d) Certificates of Good Standing for Mobilepro from the State of Delaware and all the other jurisdictions set forth on Schedule 3.1 hereof;

             (e) Evidence of termination of stock option and advisor plane of Mobilepro;

             (f) The executed Certificate of Merger.

         8.2 Deliveries by CraftClick. At the Closing, in addition to any other documents or agreements required under this Agreement, CraftClick shall deliver to Mobilepro the following:

             (a) Evidence, in form satisfactory to Mobilepro, that all filings, approvals and other matters contemplated in Section 4.3 have been obtained;

             (b) A certificate, dated the Closing Date, of an officer of CraftClick, certifying as to compliance by CraftClick with Sections 7.2 hereof;

             (c) A certificate of the Secretary of CraftClick certifying resolutions of the Board of Directors of CraftClick approving and authorizing the execution, delivery and performance of this Agreement and the Certificate of Incorporation and the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of CraftClick);

             (d) The Certificate of Incorporation of CraftClick, certified by the Secretary of State of Delaware, and the by-laws of CraftClick, certified by the Secretary of CraftClick;

             (e) A Certificate of Good Standing for CraftClick from the State of Delaware;

             (f) The executed Certificate of Merger.

         8.3 Deliveries to or by Third Parties. At the Closing, in addition to any other documents required under this Agreement, the following deliveries will have been made:

             (a) Each of CraftClick, Mobilepro and Scott R. Smith will have executed and delivered to Dungavel, Inc., the Investor Rights Agreement dated as of the Closing Date and substantially in the form of Exhibit B hereto.

             (b) Joann M. Smith and Scott R. Smith will have executed and delivered to CraftClick and Dungavel, Inc. the form of lock-up agreement in the form of Exhibit C hereto.

             (c) CraftClick will have delivered shares of Surviving Corporation Common Stock, issued pursuant to the 2001 Performance Equity Plan of the Surviving Corporation, in the amounts, to the persons and as consideration for the action as set forth below:

        No. of
        Shares           Person                         Reason
        ---------- ----------------------- ------------------------------------
          250,000  Dungavel, Inc.          For consulting services to
                                           CraftClick in structuring the Merger
                                           and other advice in connection with
                                           the recapitalization and
                                           reincorporation of CraftClick.
        ---------- ----------------------- ------------------------------------
          250,000  Scott R. Smith          As compensation for employment
                                           services.
        ---------- ----------------------- ------------------------------------
        1,475,000  ZDG Investments, Inc.   For consulting services to
                                           CraftClick in structuring the Merger
                                           and other advice in connection with
                                           the recapitalization and
                                           reincorporation of CraftClick.
        ---------- ----------------------- ------------------------------------
          450,000  Henning Capital Ltd.    For consulting services to
                                           CraftClick in structuring the Merger
                                           and other advice in connection with
                                           the reorganization of CraftClick.
        ---------- ----------------------- ------------------------------------
           50,000  Mitchell Geisler        As compensation for services as an
                                           officer and director of CraftClick.
        ---------- ----------------------- ------------------------------------
           50,000  Howard Geisler          As compensation for services as an
                                           officer and director of CraftClick
        ---------- ----------------------- ------------------------------------
           50,000  Cindy Roach             As compensation for services as an
                                           officer and director of CraftClick
        ---------- ----------------------- ------------------------------------
           25,000  Weil Consulting Corp.   For consulting services to
                                           CraftClick in structuring the Merger
                                           and other advice in connection with
                                           the reorganization of CraftClick.

             (d) CraftClick will enter into a debt conversion agreement with Dungavel, Inc., effective immediately after the Merger, in respect of debt incurred by Mobilepro on September 6, 2000 which by operation of law by reason of the Merger has become an obligation of Surviving Corporation, for the conversion of $50,000 principal amount and all interest due thereon into 3,000,000 shares of Common Stock of CraftClick, to be issued on a `restricted stock' basis.

             (e) Scott R. Smith and CraftClick will have executed and delivered a copy of the form of employment agreement attached hereto as Exhibit D.

                                   ARTICLE IX

                          TERMINATION; TERMINATION FEE

         9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

             (a) by mutual written agreement of CraftClick and Mobilepro;

             (b) by CraftClick (if CraftClick is not then in material breach of its obligations under this Agreement) if (i) a material default or breach shall be made by Mobilepro with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within ten days, or (ii) if Mobilepro makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a Mobilepro Material Adverse Effect after the date of this Agreement, or (iii) a Mobilepro Material Adverse Change shall have occurred after the date of this Agreement, or (iv) Mobilepro board of directors withdraws its recommendation of the Merger or recommends to the Mobilepro stockholders the approval of any transaction other than the Merger;

             (c) by Mobilepro (if Mobilepro is not then in material breach of its obligations under this Agreement) if (i) a material default or breach shall be made by CraftClick with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within ten days, or (ii) if CraftClick makes an amendment or supplement to any Schedule hereto after the date hereof and such amendment or supplement reflects a material change in the financial condition of CraftClick after the date hereof or reflects a material change in the representations and warranties set forth in
Section 4.6 (a "CraftClick Material Adverse Effect"), or (iii) CraftClick enters into any agreement to effect any transaction described in Section 5.7(b) of this Agreement, or (v) CraftClick board of directors withdraws its approval of the Merger;

             (d) by CraftClick on the one hand and by Mobilepro on the other hand if the Effective Time has not occurred within two months following the Date of this Agreement for any reason unless the Parties agree to an extension in writing, provided that the right to terminate this Agreement under this subparagraph 9.1(d) shall not be available to a party that is in breach of any representation, warranty or covenant in this Agreement, which breach would entitle any other party to terminate this Agreement.

             (e) by CraftClick on the one hand and by Mobilepro on the other hand if prior to the Effective Time a third party successfully brings an action resulting in a permanent injunction preventing the consummation of the Merger pursuant to this Agreement.

         9.2 Effect of Termination. In the event of termination pursuant to
Section 9.1 hereof, written notice thereof shall be given to the other parties and all obligations (except as set forth in this Section 9.2) of the parties shall terminate and no party shall have any right against any other party hereto for any Damages (as hereinafter defined). "Damages" means the dollar amount of any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys' fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole or in part any obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification by Participating Stockholders. The Participating Stockholders shall severally (in proportion to their ownership of the shares of Common Stock of the Surviving Corporation received in the Merger) indemnify and hold harmless the Surviving Corporation from and against, and shall reimburse the Surviving Corporation for any Damages which may be sustained, suffered or incurred by them, whether as a result of any third party claim or otherwise, and which arise or result from a breach of any of the Mobilepro representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity will survive the Closing. Claims made for indemnity hereunder must be made prior to the two year anniversary of the Closing Date. Any claim for indemnity asserted within the relevant period under this section shall survive until resolved.

         10.2 Procedure.

             (a) Third Party Claims. In the event that the Surviving Corporation becomes aware of a third party claim for which the Participating Stockholders would be liable hereunder, the Surviving Corporation shall give reasonably prompt notice in writing to Mobilepro as provided in this Agreement which will be responsible for receiving notice on behalf of all the Participating Stockholders. The notice will identify the basis for the claim or demand, and the amount or the estimated amount thereof to the extent then determinable, which estimate will not be conclusive of the final amount of the claim whether or not the claim is a third party claim ("Claim Notice"). Any delay in giving the Claim Notice will not be deemed a waiver or result in any discontinuation of any rights of the Surviving Corporation, except to the extent the rights of the Participating Stockholders are actually prejudiced by such failure. The Participating Stockholders, upon request of the Surviving Corporation will retain counsel who will be reasonably acceptable to the nominee director of Dungavel, Inc. to represent the Surviving Corporation and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that the Surviving Corporation is hereby authorized, prior to the date on which it receives written notice from the Participating Stockholders designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Participating Stockholders, to file any motion, answer or other pleading and take such other action which it reasonably deems necessary to protect its interests or those of the Surviving Corporation until the date on which the Surviving Corporation receives notice from the Participating Stockholders. After the Participating Stockholders retain counsel, the Surviving Corporation shall have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of the Surviving Corporation unless (i) the Surviving Corporation and Participating Stockholders mutually agree to the retention of such counsel, or (ii) the named parties in the proceeding include both the Surviving Corporation and the Participating Stockholders or Mobilepro and representation of any two or more of the parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. The Participating Stockholder shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one law firm for the Surviving Corporation, except to the extent the Surviving Corporation retains counsel to protect its rights. If requested by the Participating Stockholders, the Surviving Corporation agrees to cooperate with the Participating Stockholders and its counsel in contesting any third party claim which the Participating Stockholders defends. A third party claim may not be settled by the Participating Stockholders without the prior written consent of the Surviving Corporation, approved by the director nominee of Dungavel, Inc. (which consent will not be unreasonably withheld).

              (b) Direct Claims. In the event the Surviving Corporation has a direct claim against Mobilepro or the Participating Stockholders, the Surviving Corporation will send a Claim Notice to Mobilepro on behalf of the Participating Stockholders. Any claim of the Surviving Corporation will be determined solely by the Dungavel, Inc. nominee director and, if any, any other directors of the Surviving Corporation who have not had any business or personal relationship with Mobilepro or the Participating Stockholders for the 10 years prior to the Merger and the Claim Notice will be sent by such director or directors.

             (c) Retention of Records. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article X, the affected parties each agree to retain all books and records related to the Claim Notice. In each instance, the Surviving Corporation will have the right to be kept fully informed by the Participating Stockholders and its legal counsel with respect to any legal proceeding. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the party being provided with the information in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise is required hereunder to be kept confidential).

         10.3 Adjustment to Merger Consideration. Any indemnification payment made pursuant to this Article X will be deemed to be an adjustment to the merger consideration.

         10.4 Payment and Ceiling. The amount due upon payment of an indemnified claim will be made solely by the delivery of shares of Surviving Corporation Common Stock by the Participating Stockholders, free and clear of all liens, valued for this purpose at the last sale price of the Surviving Corporation Common Stock on the last trading day prior to the date the Claim Notice is given ("Sale Price"). The payment of Damages by the Participating Stockholders will be up to a maximum of 2,500,000 shares of Surviving Corporation Common Stock issued in the Merger, deliverable pro rata from all the Participating Stockholders in respect of the Damages incurred by the Surviving Corporation. The number of shares of Surviving Corporation deliverable as payment of Damages will be proportionately increased or decreased to account for any stock dividend, subdivision, reclassification, stock split or combination of Surviving Corporation Common Stock or any merger, combination or consolidation in which the Surviving Corporation is not the surviving entity.

         10.5 Representations and Warranties. For purposes of indemnity under this Article X for breach of a representation or warranty of Mobilepro under this Agreement, the representations and warranties shall be the representations and warranties of Mobilepro made herein, as supplemented, modified or amended by any schedule thereto as of the Closing Date.

         10.6 Sole Remedy. After the Closing Date, the sole remedy for recovery of Damages under this Agreement will be in accordance with this Article X.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Expenses. Each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

         11.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by the parties hereto.

         11.3 Confidentiality and Return of Information to Mobilepro.

             (a) On and after the date of this Agreement, CraftClick will keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by Mobilepro, and (ii) all other information provided by Mobilepro to CraftClick relating to the business, operations, employees, customers and distributors of Mobilepro, including, but not limited to, any customer or distributor lists, documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "Mobilepro Confidential Information").

             (b) Upon any termination of this Agreement pursuant to Article IX hereof, CraftClick shall return to Mobilepro all documents and copies of documents in its possession relating to any Mobilepro Confidential Information, and no director, officer, employee or representative of CraftClick shall make or retain any copy or extract of any of the foregoing.

         11.4 Confidentiality and Return of Information to CraftClick.

             (a) On and after the date of this Agreement, Mobilepro will keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by CraftClick, and (ii) all other information provided by CraftClick to Mobilepro relating to the business, operations, and employees of CraftClick, including, but not limited to, any documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "CraftClick Confidential Information").

             (b) Upon any termination of this Agreement pursuant to Article IX hereof, Mobilepro shall return to CraftClick all documents and copies of documents in its possession relating to any CraftClick Confidential Information, and no director, officer, employee or representative of Mobilepro shall make or retain any copy or extract of any of the foregoing.

         11.5 Press Release: Public Announcements. Promptly after execution of this Agreement, Mobilepro and CraftClick may issue press releases in the form attached hereto as Exhibit D. The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

         11.6 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

             (a) If to Mobilepro:

                           P.O. Box 2156
                           Crystal Lake, IL 60039-2156

                           Facsimile No.: 815-455-0995
                           Tel No.: 847-925-5126
                           with a copy to:

                           Francine Goodman, Esq.
                           204 Commons Way
                           Doylestown, Pennsylvania 18901

                           Facsimile No.: 267-886-0235
                           Tel. No.: 267-880-0261

             (b) If to CraftClick:

                           c/o 141 Adelaide Street West, Suite 1004
                           Toronto, Ontario, Canada M5H 3L5

                           Facsimile No.:  (416) 628-5284

                           with a copy to:

                           Graubard Miller
                           600 Third Avenue, 32nd Floor
                           New York, NY  10016
                           Attention:  Andrew D. Hudders, Esq.
                           Facsimile No.:  212-818-8881

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         11.7 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         11.8 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

         11.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         11.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

         11.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         11.12 Further Assurances. Upon the request of the parties hereto, the other parties hereto will, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

         11.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         11.14 Survivability. If the Merger is consummated, the representations and warranties of the parties will be deemed to survive for two years after the Closing Date subject to Article X hereof.

         11.15 Consent to Venue and Service. Mobilepro and CraftClick each hereby (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and(c) irrevocably consents to the jurisdiction of the New York State Supreme Court, county of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and each of Mobilepro and CraftClick further agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

         11.16 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         11.17 Entire Understanding. This Agreement (including the Schedules and Exhibits) and the Certificate of Merger set forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings between the parties.

         11.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

CRAFTCLICK.COM, INC.


/s/ Howard Geisler
----------------------
Name: Howard Geisler
Title:  President


MOBILEPRO CORP.


/s/ Scott R. Smith
----------------------
Name: Scott R. Smith
Title:  President